   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1997
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                           CHEVY CHASE BANK, F.S.B.
                  (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                   CHEVY CHASE AUTO RECEIVABLES TRUST 1997-1
                         (ISSUER OF THE CERTIFICATES)
          UNITED STATES                              52-0897004
 (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)
                            8401 CONNECTICUT AVENUE
                          CHEVY CHASE, MARYLAND 20815
                                (301) 986-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            STEPHEN R. HALPIN, JR.
                           EXECUTIVE VICE PRESIDENT
                           CHEVY CHASE BANK, F.S.B.
                            8401 CONNECTICUT AVENUE
                          CHEVY CHASE, MARYLAND 20815
                                (301) 986-7000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
                             M. DAVID KROHN, ESQ.
                       SHAW, PITTMAN, POTTS & TROWBRIDGE
                              2300 N STREET, N.W.
                            WASHINGTON, D.C. 20037
                                (202) 663-8000
                                ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        PROPOSED
                                           PROPOSED     MAXIMUM
                                           MAXIMUM     AGGREGATE   AMOUNT OF
   TITLE OF SECURITIES      AMOUNT TO   OFFERING PRICE  OFFERING  REGISTRATION
    TO BE REGISTERED      BE REGISTERED  PER UNIT(1)    PRICE(1)      FEE
------------------------------------------------------------------------------
Auto Receivable Backed
 Certificates...........   $1,000,000        100%      $1,000,000   $303.03

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                   CHEVY CHASE AUTO RECEIVABLES TRUST 1997-1

                               ----------------

                       CROSS REFERENCE SHEET TO FORM S-3

 ITEM
 NO.                  ITEM                       PROSPECTUS CAPTION OR PAGE
 ----                 ----                       --------------------------
  1.  Forepart of the Registration
       Statement and Outside Front Cover    Forepart of the Registration
       Page of Prospectus................    Statement and Front Cover Page of
                                             Prospectus;
  2.  Inside Front and Outside Back Cover
       Pages of the Prospectus...........   Inside Front Cover Page and Outside
                                             Back Cover Page of Prospectus;
                                             Available Information;
                                             Incorporation of Certain Documents
                                             By Reference; Reports to
                                             Certificateholders; Table of
                                             Contents
  3.  Summary Information; Risk Factors
       and Ratio of Earnings to Fixed       Summary of Terms and Special
       Charges...........................    Considerations
  4.  Use of Proceeds....................   Use of Proceeds
  5.  Determination of Offering Price....   *
  6.  Dilution...........................   *
  7.  Selling Security Holders...........   *
  8.  Plan of Distribution...............   Underwriting
  9.  Description of Securities to be       Summary of Terms; Formation of the
       Registered........................   Trust; The Certificates
 10.  Interest of Named Experts and
       Counsel...........................   *
 11.  Material Changes...................   *
 12.  Incorporation of Certain              Incorporation of Certain Documents
       Information by Reference..........   by Reference
 13.  Disclosure of Commission Position
       on Indemnification for Securities
       Act Liabilities...................   *

--------
* Not applicable or answer is negative.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION DATED FEBRUARY 13, 1997
                                      $

                   CHEVY CHASE AUTO RECEIVABLES TRUST 1997-1
                     % AUTO RECEIVABLES BACKED CERTIFICATES
                            CHEVY CHASE BANK, F.S.B.
                              SELLER AND SERVICER

                                   --------

Principal, and interest to the extent of the Pass-Through Rate of % per annum, will be distributed to Certificateholders on the th day of each month (or, if
such   th day is not a Business Day, the next following Business Day),
beginning      , 1997. The aggregate principal balance of the Receivables as of
the Cut-Off Date is $    . The final scheduled distribution date of the
Certificates will be the Distribution Date in        (the "Final Scheduled
Distribution Date").

The   % Auto Receivables Backed Certificates (the "Certificates") represent fractional undivided interests in the assets of the Chevy Chase Auto
Receivables Trust 1997-1 (the "Trust") to be formed pursuant to a Pooling and
Servicing Agreement (the "Pooling Agreement"), dated as of       , 1997, among
Chevy Chase Bank, F.S.B. (the "Bank"), as seller and as servicer of the
receivables (the "Seller" and the "Servicer," respectively), and      , as
trustee (the "Trustee"). The assets of the Trust will primarily consist of simple interest retail installment sales contracts and installment loans (the "Receivables") secured by new and used automobiles, light duty trucks and vans financed thereby (the "Vehicles"), certain payments made thereunder on or after
      , 1997 (the "Cut-Off Date"), security interests in the Vehicles and the proceeds thereof received by the Trust from the Seller on or prior to the date of the issuance of the Certificates, all as more fully described herein.
                                                  (cover continued on next page)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES. THE UNDERWRITERS INTEND TO MAKE A SECONDARY MARKET IN THE CERTIFICATES BUT HAVE NO OBLIGATION TO DO SO. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "SPECIAL CONSIDERATIONS" HEREIN.

                                   --------

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATES OF THE BANK. NEITHER THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                   --------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                         UNDERWRITING
                                              PRICE TO   DISCOUNT AND PROCEEDS TO THE
                                             PUBLIC(2)   COMMISSIONS   SELLER(1)(2)
                                            ------------ ------------ ---------------
Per Certificate............................        %           %              %
Total...................................... $            $             $

-----
(1) Before deduction of expenses payable by the Bank estimated at $   .
(2) Plus accrued interest, if any, at the Pass-Through Rate from       , 1997.

                                   --------

The Certificates are offered by the several Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Certificates will be offered globally and delivered in book-entry form on or
about       , 1997 through the facilities of The Depository Trust Company,
Cedel Bank, societe anonyme and Euroclear System, against payment in immediately available funds.

                           CREDIT SUISSE FIRST BOSTON

                  The date of this Prospectus is       , 1997.

(cover continued from previous page)

  The assets of the Trust also will include a financial guaranty insurance
policy (the "Certificate Insurance Policy") from          (the "Certificate
Insurer"), which will unconditionally and irrevocably guarantee payment of amounts due to the holders of the Certificates (the "Certificateholders") to the extent described herein. The Trustee will also have access to a Reserve Account and a Yield Maintenance Account to be established for the benefit of the Certificateholders and the Certificate Insurer.

  There currently is no secondary market for the Certificates. The Underwriters intend to make a secondary market in the Certificates but have no obligation to do so.

                             AVAILABLE INFORMATION

  The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents subsequently filed by the Servicer with the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Certificates, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to: Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, Attention: Chief Financial Officer. Telephone requests for such copies should be directed to Chevy Chase Bank, F.S.B. at (301) 986-7000.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus on the pages indicated in the Index of Principal Terms.

Issuer......................  Chevy Chase Auto Receivables Trust 1997-1 (the
                              "Trust" or the "Issuer").

Seller/Servicer.............  Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank"). The principal executive offices of the Seller and the Servicer are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815.

Trustee.....................          , a national banking association. The
                              corporate trust offices of the Trustee are
                              located at       , and the telephone number of
                              the Trustee is              .

Cut-Off Date................        , 1997.

Securities Offered..........  The   % Auto Receivables Backed Certificates (the
                              "Certificates"). The Certificates will evidence fractional undivided ownership interests in the assets of the Trust. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "The
                              Certificates -- General." Each Certificateholder will also purchase the right to receive a pro rata share of amounts payable under the Yield
                              Maintenance Account established pursuant to the Pooling Agreement ("Yield Maintenance Payments").

The Trust...................  The Trust will be a trust established under the laws of the State of New York. The activities of the Trust are limited by the terms of the Pooling Agreement to purchasing, owning and managing the Receivables, issuing and making payments on the Certificates and other activities related thereto.

Trust Property..............  The assets of the Trust (the "Trust Property")
                              include (i) the Receivables, (ii) all monies
                              (including accrued interest) due or received on or after the Cut-Off Date, (iii) the Collection Account and the Certificate Account and such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer and the Trustee pursuant to the Pooling Agreement, as described below, (iv) the security interests in the Vehicles, (v) the rights to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering Vehicles or Obligors, as the case may be, (vi) any proceeds from the sale of repossessed Vehicles, (vii) all rights to receive payments under certain circumstances from the Reserve Account, (viii) the Certificate Insurance Policy and (ix) certain other property, as more fully described herein. See "The Trust Property."

The Receivables.............  The Receivables consist of simple interest retail installment sales contracts between dealers and retail purchasers and installment loans which are secured by the new and used automobiles, light duty trucks and vans financed thereby. Each Obligor's obligation under its Receivable is a full recourse obligation. The "Obligor" is the obligor under each Receivable including any guarantor. The Receivables contain provisions which unconditionally obligate the Obligor to make all payments under the related
                              Receivable. Approximately   % of the Receivables
                              (by aggregate principal balance of the
                              Receivables as of the Cut-Off Date) were purchased or originated by the Bank and the other
                                % of the Receivables were purchased or
                              originated by the Bank's wholly-owned subsidiary, Consumer Finance Corporation ("CFC"). The Receivables purchased or originated by CFC are referred to herein as the "CFC Receivables." See "The Receivables Pool."

Registration of
Certificates................  The Certificates will be represented initially by physical certificates registered in the name of Cede, as nominee of DTC. Persons acquiring beneficial ownership interests in such Certificates ("Beneficial Owners") may elect to hold their interests through DTC, in the United States of America, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. A Beneficial Owner will not be entitled to receive a Definitive Certificate representing such person's interest in the Trust except in certain limited circumstances. Under the terms of the Pooling Agreement, Beneficial Owners will not be recognized as Certificateholders and will be permitted to exercise the rights of the Certificateholders only indirectly through DTC. See "The Certificates -- Book-Entry Registration."

Pass-Through Rate...........    % per annum, calculated on the basis of a 360-
                              day year consisting of twelve 30-day months (the "Pass-Through Rate").

Distribution Date...........  The   th day of each month (or, if such   th day
                              is not a day on which banks located in New York,
                              New York,        or Chevy Chase, Maryland are
                              open for the purpose of conducting commercial
                              banking business (a "Business Day"), the next
                              following Business Day) (each a "Distribution
                              Date") beginning       , 1997.

Monthly Interest............  On each Distribution Date, the Trustee will distribute pro rata to the Certificateholders of record as of the close of business on the day (whether or not a Business Day) immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the close of business on the last day of the calendar month immediately preceding the month of such Distribution Date) (the "Record Date") interest at one-twelfth of the Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date. To the extent interest collections received by the Trust are insufficient to pay such interest as a result of the APRs on certain of the Receivables, the Certificateholders will be entitled to amounts payable from the Yield Maintenance Account. The "Certificate Principal Balance" shall equal,
                              initially, $     (the "Original Certificate
                              Principal Balance") and thereafter, the Original Certificate Principal Balance, reduced by all amounts previously distributed to Certificateholders and allocable to principal. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs. See "The
                              Certificates -- Flow of Funds."

Monthly Principal...........  On each Distribution Date, the Trustee will distribute to Certificateholders, as of the related Record Date, the Monthly Principal relating to such Distribution Date. See "The Certificates -- Flow of Funds."

Accounts....................  The Pooling Agreement will require that the
                              Trustee establish an account (the "Collection Account") and that the Servicer deposit into the Collection Account all collections received by the Servicer on the Receivables within two Business Days following receipt of such amounts. With respect to any Distribution Date and on the related Determination Date, the Servicer shall instruct the holder of the Collection Account to deposit into an account established by the Trustee (the "Certificate Account") all funds collected on the Receivables during the most recently completed Collection Period.

Credit Enhancement..........  The credit enhancement available for the benefit of the Certificateholders will consist of the Reserve Account and the Certificate Insurance Policy.

A. Reserve Account..........  The Trustee will hold a Reserve Account (the
                              "Reserve Account") for the benefit of the Certificateholders and the Certificate Insurer. The Reserve Account will be created with an initial deposit by the Seller of cash in an amount required by the Pooling Agreement (the "Reserve Initial Deposit"). The Reserve Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts otherwise distributable to the Seller from Excess Interest until the amount in the Reserve Account reaches an amount equal to the Specified Reserve Balance. Thereafter, amounts otherwise distributable to the Seller will be deposited in the Reserve Account to the extent necessary to maintain the amount in the Reserve Account at an amount equal to the Specified Reserve Balance. Amounts in the Reserve Account (including any investment earnings thereon) on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Balance for such Distribution Date generally will be released to the Seller. With respect to any Distribution Date, "Excess Interest" shall mean funds on deposit in the Certificate Account after distribution of the Required Payments to the Certificateholders on such Distribution Date and payment of the fee due the Trustee, the premium then due to the Certificate Insurer and the Reimbursement Amount.

                              The "Specified Reserve Balance" with respect to any Distribution Date means the amount so specified in the Pooling Agreement. The Reserve Account will be maintained with the Trustee as an Eligible Deposit Account, and will not be part of the Trust. See "The Reserve Account."

                              The Certificate Insurer may, at its option and without notice to, or the consent of, the Certificateholders, reduce the Specified Reserve Balance.

B. The Certificate
Insurance Policy............  On or before the Closing Date, the Seller will obtain the Certificate Insurance Policy (the
                              "Certificate Insurance Policy") which is noncancelable, in favor of the Trustee on behalf of the Certificateholders. On each Distribution Date, the Certificate Insurer will be required to make available to the Trustee the amount, if any, by which the Required Payments on the Certificates exceed the sum of (x) Available Funds as of such Distribution Date and (y) the amount, if any, then on deposit in the Reserve Account. The Certificate Insurance Policy does not guarantee to the Cer- tificateholders any specified rate of prepayments. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment." See "The Certificate Insurance Policy " and "The Certificate Insurer" herein.

                              The Trustee will (i) receive as attorney-in-fact of each Certificateholder, any Insured Payment from the Certificate Insurer and (ii) disburse such Insured Payment to each Certificateholder in accordance with the Pooling Agreement. The Pooling Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of such Certificateholders with respect to such Insured Payments. The Certificate Insurer will receive reimbursement for such Insured Payments, but only from the sources and in the manner provided in the Pooling Agreement. Such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Certificate Insurance Policy.

Yield Maintenance Account...  Certain of the Receivables have annual percentage rates of interest ("APRs") which are less than the sum of the Pass-Through Rate, the Servicing Fee Rate and the rates at which the Certificate Insurer's premium and the Trustee's fee are calculated (the sum of such rates, the "Required Rate"). The Yield Maintenance Account is a segregated trust account which will not be part of the Trust into which the Seller will make a single deposit on the Closing Date in an amount (the "Initial Yield Maintenance Amount") necessary to fund any shortfall on interest collections which results from Receivables having an APR of less than the Required Rate. After the Closing Date no additional amounts will be deposited in the Yield Maintenance Account. The Initial Yield Maintenance Amount has been calculated using a zero prepayment rate on the Receivables. On each Determination Date, the Servicer is permitted to recalculate the amount required to be on deposit in the Yield Maintenance Account (the "Yield Maintenance Amount"), which may decline as Receivables having less than the Required Rate prepay or are otherwise removed from the Trust. Any amounts in excess of the Yield Maintenance Amount will be released to the Seller. Amounts may be withdrawn from the Yield Maintenance Account only with respect to the interest shortfalls described above. Any excess funds in the Yield Maintenance Account will be released to the Seller.

Certificate Insurer.........  MBIA Insurance Corporation and any successor thereto.

Servicing...................  The Servicer will be responsible for servicing, managing, arranging, making collections on and otherwise enforcing the Receivables. The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar receivables owned by the Servicer. The Servicer will be entitled to retain from collections on the Receivables a monthly fee (the "Servicing
                              Fee") equal to one-twelfth the product of (i)   %
                              (the "Servicing Fee Rate") and (ii) the Pool
                              Balance as of the beginning of the immediately preceding Collection Period. The Servicer may designate CFC to act as sub-servicer with respect to the CFC Receivables.

Optional Termination........  The Seller will have the option, subject to certain conditions set forth in the Pooling
                              Agreement, including the deposit of the sum specified in the Pooling Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Distribution Date following a Record Date on which the Pool Balance is 5% or less of the Original Certificate Principal Balance (such option, the "Optional Termination"). In the event of such a removal, the entire outstanding Certificate Principal Balance, together with accrued interest thereon at the Pass-Through Rate, will be required to be paid to the Certificateholders on such Distribution Date. The Certificate Insurance Policy will not insure payments to Certificateholders resulting from an Optional Termination. See "The Certificates -- Optional Termination."

Certain Legal Aspects of
 the Receivables............  Because of the administrative burden and expense that would be entailed in doing so, the
                              certificates of title for the Vehicles will not be amended to identify the Trustee as the secured party. If there are any Vehicles as to which the Bank failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Pursuant to the Pooling Agreement, the Seller will assign its security interests in the Vehicles to the Trustee. Under the laws of Virginia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles. The Seller will covenant in the Pooling Agreement to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the applicable Lender. The Seller will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of the applicable Lender is not maintained on behalf of the Trust in the related Vehicle. See "Special Considerations -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

Certain Federal Tax
Considerations..............  In the opinion of Shaw, Pittman, Potts &
                              Trowbridge, counsel to the Seller, the Trust will constitute a grantor trust for federal income tax purposes and will not be subject to federal income tax. Beneficial Owners of the Certificates must report their respective allocable shares of all income earned on the Trust Property (other than amounts treated as "stripped coupons") and may deduct their respective allocable shares of reasonable servicing fees. See "Certain Federal Income Tax Consequences -- Tax Status of the Trust." Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed herein, and no assurance can be given that the Service will not take contrary positions. See "Certain Federal Income Tax Consequences."

ERISA Considerations........  Certificates may be purchased by or with the assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the provisions of
                              Section 4975 of the Code. An acquisition of Certificates by such an employee benefit plan is subject to the general fiduciary standards of ERISA and satisfaction of the conditions imposed under the terms of certain prohibited transaction exemptions granted to the Underwriters. See "ERISA Considerations."

Ratings.....................  It is a condition of the original issuance of the
                              Certificates that the Certificates be rated in the highest rating category by at least one of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch Investors Service, Inc. ("Fitch") (Moody's, S&P or Fitch, collectively, the "Rating Agencies"). The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates would likely result in a reduction of the rating of the Certificates. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Ratings."

Special Considerations......  For a discussion of certain factors that should be considered by prospective investors in the Certificates, see "Special Considerations" herein.

Certain Legal Matters.......  Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller and the Underwriters by Shaw, Pittman, Potts & Trowbridge, Washington, D.C.

                            SPECIAL CONSIDERATIONS

  Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

  Limited Liquidity. There currently is no secondary market for the Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Certificates are paid in full. The Underwriters intend to make a market in the Certificates but have no obligation to do so.

  Certain Legal Aspects. Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Vehicles will not be amended to identify the Trustee as the secured party. If there are any Vehicles as to which the Bank failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Pursuant to the Pooling Agreement, the Seller will assign its security interests in the Vehicles to the Trustee. Under the laws of Virginia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles. The Seller will covenant in the Pooling Agreement to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the applicable Lender. The Seller will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of the applicable Lender is not maintained on behalf of the Trust in the related Vehicle. See "Certain Legal Aspects of the Receivables."

  Yield and Prepayment Considerations. The weighted average life of the Certificates will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit life and/or credit disability insurance, repurchases by the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, or the exercise by the Seller of its Optional Termination.

  The Seller has served or is serving as the seller/servicer with respect to five prior auto loan securitization transactions, Chevy Chase Auto Receivables Trust 1996-2, Chevy Chase Auto Receivables Trust 1996-1, Chevy Chase Auto Receivables Trust 1995-2, Chevy Chase Auto Receivables Trust 1995-1 and Chevy Chase Automobile Loan Trust 1991-1 and, accordingly, has limited historical experience with respect to prepayments. The Seller has not as of the date hereof prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The Seller can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. The Seller, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables.

  Book-Entry Registration. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described herein.

  Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC, CEDEL or Euroclear and, in such case, DTC, CEDEL or Euroclear, as the case may be, will be required to credit such distributions to the accounts of its participating organization which thereafter will be required to credit them to the accounts of the Certificateholders either directly or indirectly through indirect participants. See "The Certificates--Book-Entry Registration."

  Consumer Protection Laws. The Receivables are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables. In addition, failure by the Seller to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Receivables. The Seller will make representations and warranties relating to the validity and enforceability of the Receivables and its compliance with applicable law in connection with its performance of the transactions contemplated by the Pooling Agreement. Pursuant to the Pooling Agreement, if the Trust's interest in a Receivable is materially and adversely affected by the failure of such Receivable to comply with applicable requirements of consumer protection law, such Receivable will be repurchased by the Seller. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Receivables affected thereby will be repurchased by the Seller.

  Rating of the Certificates. It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one of the Rating Agencies. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates would likely result in a reduction of the rating of the Certificates. The rating by a Rating Agency of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor but addresses the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that ratings will not be reduced, suspended or withdrawn by the Rating Agencies.

  Limited Assets. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, amounts on deposit in the Collection Account and the Certificate Account, the Certificate Insurance Policy and the right to receive payments under certain circumstances from the Reserve Account. The Certificates represent interests solely in the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Trustee or any other person or entity other than the Certificate Insurer in accordance with the terms of the Certificate Insurance Policy. Consequently, the Certificateholders must rely upon payments on the Receivables, Insured Payments and, if and to the extent available, amounts on deposit in the Reserve Account and the Yield Maintenance Account.

  Geographic Concentration. As of the Cut-Off Date, based upon billing address
information provided to the Seller, the Obligors resided in   states and the
District of Columbia, four of which, Maryland, Virginia, North Carolina and
Georgia, account for   %,   %,   % and   %, respectively, of the aggregate
principal balance of the Receivables in the Trust. Adverse economic conditions in Maryland, Virginia, North Carolina or Georgia could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables.

                            FORMATION OF THE TRUST

  The Seller will establish the Trust by selling and assigning the Receivables and certain other Trust Property to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates.

  The Seller, immediately prior to its transfer of the Receivables to the Trust, will acquire the CFC Receivables from CFC.

  The Servicer will hold the Receivables and the certificates of title or ownership relating to the Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Vehicles may be defeated. See "Certain Legal Aspects of the Receivables."

  The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

  If the protection provided to the Certificateholders by the Certificate Insurance Policy, the Reserve Account and the Yield Maintenance Account is insufficient, the Certificateholders would have to look principally to the Obligors on the Receivables and to the proceeds from the repossession and sale of Vehicles which secure Defaulted Receivables. In such event, certain factors, such as the Trustee's failure to have perfected security interests in the Vehicles in all states, may affect the Trust's ability to repossess and sell the Vehicles securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Certificates -- Flow of Funds," "The Certificate Insurance Policy" and "Certain Legal Aspects of the Receivables."

                              THE TRUST PROPERTY

  Each Certificate will represent a fractional undivided interest in the Trust. The Trust Property will include (i) the Receivables, (ii) all monies (including accrued interest) due or received thereon on or after the Cut-Off Date, (iii) all amounts and property from time to time held in or credited to the Collection Account and the Certificate Account, (iv) all of the Seller's security interests in the Vehicles, (v) all rights to receive payments under certain circumstances from the Reserve Account, (vi) the Certificate Insurance Policy, (vii) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables, (viii) all of the Seller's right to all documents contained in the Receivable Files, (ix) all of the Seller's rights of recourse against Dealers relating to the Receivables, (x) all property (including the right to receive future Liquidation Proceeds and Recoveries) that secures a Receivable and that shall have been acquired by or on behalf of the Trustee and (xi) all proceeds (within the meaning of Section 9-306 of the UCC) of the foregoing. The Pooling Agreement does not permit the Trust to acquire any additional assets. The Yield Maintenance Account will hold certain amounts relating to the provision of the Yield Maintenance Payments. The Trustee will hold the Certificate Insurance Policy.

                                USE OF PROCEEDS

  A portion of the net proceeds to be received by the Seller from the sale of the Certificates will be used by the Seller to purchase the CFC Receivables from CFC; the remainder of such net proceeds will be used by the Seller for general corporate purposes.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of principal payments on the Certificates will be directly related to the scheduled rate of principal payments on the underlying Receivables. If the Certificates are purchased at a price of other than par, the yield to maturity on the Certificates also will be affected by the rate of principal payments. The principal payments on such Receivables may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to the Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Receivables. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions.

  The effective yield to the Certificateholders will depend upon, among other things, the price at which such Certificates are purchased, the amount of principal, including both scheduled and nonscheduled payments thereof, which is paid to the Certificateholders and the rate at which such principal is paid.

  Interest on the Receivables will be passed through to Certificateholders on each Distribution Date to the extent of the Pass-Through Rate applied to the Certificate Principal Balance immediately prior to such Distribution Date. In the event of prepayments on a Receivable, Certificateholders will receive thirty (30) days' interest on such Receivable to the extent that amounts are available from Available Funds, the Reserve Account, the Yield Maintenance Account and the Certificate Insurance Policy and are sufficient for such purpose. See "The Certificates -- Flow of Funds."

                       POOL FACTOR AND OTHER INFORMATION

  The "Pool Factor" will be a number (calculated to seven decimal places) which the Servicer will compute each month equal to the Certificate Principal Balance as of the close of business on the Distribution Date in that month, divided by the Original Certificate Principal Balance. The Pool Factor will be
1.0000000 as of the date of the Closing Date, and thereafter will decline to reflect reductions in the Certificate Principal Balance. A Certificateholder's portion of the Certificate Principal Balance for a given month is the product of (i) the original denomination of the holder's Certificate and (ii) the Pool Factor.

  Pursuant to the Pooling Agreement, the Certificateholders will receive from the Trustee monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information by the Trustee for tax reporting purposes not later than the latest date permitted by law. See "The Certificates -- Reports to Certificateholders."

                             THE RECEIVABLES POOL

GENERAL

  The Receivables in the pool were purchased or originated by Chevy Chase Bank F.S.B. (the "Bank") or its wholly-owned subsidiary, CFC ("CFC," together with the Bank, the "Lenders"). Of the aggregate principal balance of the Receivables as of the Cut-off Date, % were purchased or originated by the Bank (the "Bank Receivables") and % were purchased or originated by CFC (the "CFC Receivables").

  Of the Bank Receivables as of the Cut-Off Date, %, by aggregate principal balance, were purchased by the Bank from dealers in new and used automobiles, light duty trucks and vans ("Dealers") in the ordinary course of business and
 % were originated directly by the Bank at or through its deposit branches. Approximately % of the aggregate principal balance of the Bank Receivables represents financing of new automobiles, light duty trucks and vans, and approximately % represents financing of used automobiles, light duty trucks and vans.

  All of the CFC Receivables as of the Cut-Off Date were purchased from Dealers. Approximately % of the aggregate principal balance of the CFC Receivables represents financing of new automobiles, light duty trucks and vans, and approximately % represents financing of used automobiles, light duty trucks and vans.

UNDERWRITING PROCEDURES

  Each Receivable was originated or purchased by the Lenders after a review by the Lenders in accordance with their established underwriting procedures. Each Lender has its own underwriting procedures.

  The underwriting procedures of each Lender are designed to provide a basis for assessing the Obligor's ability and willingness to repay the loan. In conducting this assessment, the Lenders consider the Obligor's ratio of debt to income and evaluate the Obligor's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. The Obligor's equity in the collateral and the terms of the loan are of secondary importance in the Lenders' analysis. For the Obligor's purchase of an automobile, the Bank's guidelines provide for financing up to 115% of the dealer cost for new vehicles and of the Trade-In Value (as published by the National Automobile Dealers Association, a standard reference source for dealers in used vehicles) for used vehicles. CFC has two sets of guidelines which vary based on the obligor's credit history. For new vehicles, CFC will finance up to 105% of dealer cost, plus sales taxes, license fees and a maximum of $2,000 of rebatable warranties and insurance, or 130% of dealer cost, inclusive of all additional expenses. For used vehicles, CFC will finance up to 110% of the Trade-in Value, plus sales taxes, license fees and a maximum of $2,000 of rebatable warranties and insurance, or 130% of the Trade-in Value, inclusive of all additional expenses. The Lenders' guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. The Lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

  CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the Bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. Such loans may experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to the Bank's traditional lending program.

SELECTION CRITERIA

  The Receivables were selected from the Lenders' portfolios on the basis of a number of criteria, including the following: each Receivable (i) has an
original term to maturity of   to   months, (ii) has a maturity of not later
than      ,    (iii) except with respect to the Balloon Receivables, provides for level monthly payments that fully amortize the amount financed over the
original term, (iv) was not more than   days past due as of the Cut-Off Date,
(v) has an unpaid principal balance of not less than $    as of the Cut-Off
Date and (vi) if such Receivable was purchased or originated by CFC only, the Obligor has made at least one payment with respect thereto as of the Cut-Off Date. The weighted average remaining term (number of payments) of the
Receivables was   months as of the Cut-Off Date.

  All the Receivables are prepayable at any time. Neither Lender maintains records of the historical prepayment experience of its automobile receivables portfolio, and the Seller makes no prediction as to the actual prepayment experience on the Receivables. See also "The Certificates -- Optional Termination" regarding the Seller's option to purchase the Receivables when the Pool Balance is 5% or less of the Original Certificate Principal Balance.

  The Receivables are simple interest installment sales contracts and installment loans which provide for equal monthly payments, except for % of the Receivables (as a percentage of the initial Pool Balance) with respect to which the last scheduled monthly payment of each such Receivable is significantly larger than any prior scheduled monthly payment (each such Receivable, a "Balloon Receivable"). As payments are received under a simple interest receivable, interest accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly less, in which case a larger portion of the principal balance will be due on the final scheduled payment date. In the case of a liquidation or repossession, amounts recovered are applied first to the expenses of repossession, then to unpaid interest and finally to unpaid principal.

  The composition, distribution by APR and geographical distribution of the Receivables as of the Cut-Off Date are as set forth in the following tables.

                        COMPOSITION OF THE RECEIVABLES

Initial Aggregate Principal Balance....................... $
Number of Receivables.....................................
Average Original Principal Balance........................ $
  Range of Original Principal Balances.................... $             to $
Average Remaining Principal Balance....................... $
  Range of Remaining Principal Balances................... $             to $
Weighted Average APR (1)..................................                    %
  Range of APRs...........................................              % to  %
Weighted Average Original Term to Maturity (1)............               months
  Range of Original Terms to Maturity.....................   months to   months
Weighted Average Remaining Term to Maturity (1)...........               months
  Range of Remaining Terms of Maturity....................   months to   months

--------
(1) Weighted by current balance.

         DISTRIBUTION OF THE RECEIVABLES BY APR AS OF THE CUT-OFF DATE

                              PERCENTAGE OF                     PERCENTAGE OF
                   NUMBER OF    NUMBER OF       AGGREGATE         AGGREGATE
RANGE OF APRS     RECEIVABLES  RECEIVABLES  PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------     ----------- ------------- ----------------- -----------------
 % to  %.........                     %           $                     %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
 % to  %.........                     %                                 %
                      ---          ---            -----              ---
    Total........                     %           $                     %
                      ===          ===            =====              ===

       GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                              PERCENTAGE OF                     PERCENTAGE OF
                   NUMBER OF    NUMBER OF       AGGREGATE         AGGREGATE
    STATE (1)     RECEIVABLES  RECEIVABLES  PRINCIPAL BALANCE PRINCIPAL BALANCE
    ---------     ----------- ------------- ----------------- -----------------
   ..............                     %           $                     %
   ..............                     %                                 %
   ..............                     %                                 %
   ..............                     %                                 %
   ..............                     %                                 %
   ..............                     %                                 %
Other............                     %                                 %
                      ---          ---            -----              ---
  Total..........                     %           $                     %
                      ===          ===            =====              ===

--------
(1) Based upon the billing address of the Obligors.

 DISTRIBUTION OF THE RECEIVABLES BY REMAINING PRINCIPAL BALANCE AS OF THE CUT-
                                   OFF DATE

                                                   PERCENTAGE OF                     PERCENTAGE OF
                                        NUMBER OF    NUMBER OF       AGGREGATE         AGGREGATE
RANGE OF REMAINING PRINCIPAL BALANCES  RECEIVABLES  RECEIVABLES  PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------------------------------  ----------- ------------- ----------------- -----------------
$   to $  ................                                 %           $                     %
$   to $  ................                                 %                                 %
$   to $  ................                                 %                                 %
$   to $  ................                                 %                                 %
$   to $  ................                                 %                                 %
$   to $  ................                                 %                                 %
$   to $  ................                                 %                                 %
$   to $  ................                                 %                                 %
                                           ---          ---            -----              ---
  Total...................                                 %           $                     %
                                           ===          ===            =====              ===

 DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERMS TO MATURITY AS OF THE CUT-
                                   OFF DATE

                                                  PERCENTAGE OF                     PERCENTAGE OF
                                       NUMBER OF    NUMBER OF       AGGREGATE         AGGREGATE
RANGE OF REMAINING TERMS TO MATURITY  RECEIVABLES  RECEIVABLES  PRINCIPAL BALANCE PRINCIPAL BALANCE
------------------------------------  ----------- ------------- ----------------- -----------------
   to   ................                                  %           $                     %
   to   ................                                  %                                 %
   to   ................                                  %                                 %
   to   ................                                  %                                 %
   to   ................                                  %                                 %
   to   ................                                  %                                 %
                                          ---          ---            -----              ---
Total...................                                  %           $                     %
                                          ===          ===            =====              ===

                          THE SELLER AND THE SERVICER

GENERAL

  The Seller, which is one of the Lenders, is a federally chartered stock savings bank. The Seller's executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Seller's telephone number is
(301) 986-7000. The Seller is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits at the Seller are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

  Based on unaudited results, at September 30, 1996, the Bank had consolidated assets of approximately $5.7 billion, deposits of approximately $4.2 billion, and stockholders' equity of approximately $339.2 million. As a savings bank chartered under the laws of the United States, the Bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At June 30, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.30%, 6.30%, 6.91% and 12.04%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") (both as applicable on June 30, 1996 and on a fully phased-in basis). Based on unaudited results, at September 30, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios decreased to 5.21%, 5.21%, 5.80% and 10.14%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for

"adequately capitalized" institutions under the prompt corrective action regulations established pursuant to FDICIA. The OTS has the discretion to treat an "adequately capitalized" institution as an "undercapitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or
(ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

  On September 30, 1996, President Clinton signed into law the Economic Development and Regulatory Paperwork Reduction Act of 1996 (the "Act"). The Act's principal provisions relate to recapitalization of the SAIF, but it also contains numerous regulatory relief measures, some of which are directly applicable to the Bank. The Act requires the FDIC to impose a one-time special assessment of 65.7 cents for every $100 of SAIF-insured deposits held on March 31, 1995 in order to bring SAIF to its statutory reserve level. As a result of the legislation, at September 30, 1996, Chevy Chase accrued a one-time charge to earnings of approximately $26.5 million for the special assessment as described above. If this SAIF assessment had not been made in the quarter ended September 30, 1996, the Bank's regulatory capital ratios would have continued to be sufficient to meet the standards established for well-capitalized institutions. In the September 30, 1996 quarter, the Bank's capital ratios fell below the ratios established for "well capitalized" institutions for the first time since June 1993.

  The Act also requires the merger of the Bank Insurance Fund and SAIF into a single Deposit Insurance Fund on January 1, 1999, but only if the thrift charter is eliminated by that date. The Treasury Department is required to submit a report on thrift charter issues by March 31, 1997. Although this provision of the Act establishes a time frame for the eventual elimination of the thrift charter, it contains no provisions concerning the form the current thrift charter may be required to take. The Bank cannot determine at this time what effect this provision will have on its financial position or operations.

  Because of the continued improvement in the financial condition of the Bank, on March 29, 1996, the OTS released the Bank from certain restrictions and requirements contained in an agreement with the OTS, which had been amended in October 1993. In connection with the termination of the written agreement at the request of the OTS, the Board of Directors of the Bank has adopted a resolution that addresses certain issues previously addressed by the written agreement. The resolution also provides that the Bank will present a plan annually to the OTS detailing anticipated consumer loan securitization activity.

  The other Lender, CFC, is a wholly-owned subsidiary of the Seller, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events. See "The Receivables Pool."

DELINQUENCY AND DEFAULT EXPERIENCE

  There can be no assurance that the levels of delinquency and loss experience reflected in the tables below, are indicative of the performance of the Receivables included in the Trust.

                                 CHEVY CHASE BANK, F.S.B.
                                   DELINQUENCY EXPERIENCE

                                                                AS OF DECEMBER 31,
                      ------------------------------------------------------------------------------------------------------
                             1992                 1993                 1994                  1995                1996
                      ------------------- -------------------- --------------------- -------------------- ------------------
                      DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE   DOLLAR   PERCENTAGE   DOLLAR  PERCENTAGE  DOLLAR PERCENTAGE
                      AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT    OF TOTAL    AMOUNT   OF TOTAL   AMOUNT  OF TOTAL
                       (000)  RECEIVABLES  (000)   RECEIVABLES   (000)   RECEIVABLES  (000)   RECEIVABLES (000)  RECEIVABLES
                      ------- ----------- -------- ----------- --------- ----------- -------- ----------- ------ -----------
Receivables
 Outstanding(1)..     $84,533             $166,307             $ 299,096             $431,351              $
DELINQUENCIES:(2)(3)
30-59 Days......      $ 1,469    1.74%    $  1,210    0.73%    $   4,074    1.36%    $  2,491    0.58%     $            %
60-89 Days......          237    0.28%         223    0.13%          729    0.24%         742    0.17%                  %
90 days or
 more...........          328    0.39%         226    0.14%        1,209    0.40%       1,667    0.39%                  %
                      -------    ----     --------    ----     ---------    ----     --------    ----      ---       ---
Total
 Delinquencies..      $ 2,034    2.41%    $  1,659    1.00%    $   6,012    2.00%    $  4,900    1.14%     $            %
                      =======    ====     ========    ====     =========    ====     ========    ====      ===       ===

--------
(1) Total Seller Portfolio is the net remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Includes repossessions in inventory.

                                 CHEVY CHASE BANK, F.S.B.
                                      LOSS EXPERIENCE

                                                     FOR THE YEAR ENDED DECEMBER 31,
                  -----------------------------------------------------------------------------------------------------
                         1992                 1993                 1994                 1995                1996
                  ------------------- -------------------- -------------------- -------------------- ------------------
                          PERCENTAGE           PERCENTAGE           PERCENTAGE           PERCENTAGE         PERCENTAGE
                  DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE  DOLLAR OF AVERAGE
                  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES AMOUNT RECEIVABLES
                   (000)  OUTSTANDING  (000)   OUTSTANDING  (000)   OUTSTANDING  (000)   OUTSTANDING (000)  OUTSTANDING
                  ------- ----------- -------- ----------- -------- ----------- -------- ----------- ------ -----------
Average
 Receivables
 Outstanding(1).. $90,271             $116,475             $245,295             $363,845              $
                  -------             --------             --------             --------              ---
Gross Charge-
 offs(2)......... $   811    0.90%    $    627    0.54%    $    766    0.31%    $  2,120    0.58%     $            %(3)
Recoveries(3)....     103    0.12%         115    0.10%         219    0.09%         275    0.07%                  %(3)
                  -------    ----     --------    ----     --------    ----     --------    ----      ---       ---
Net Losses....... $   708    0.78%    $    512    0.44%    $    547    0.22%    $  1,845    0.51%     $            %(3)
                  =======    ====     ========    ====     ========    ====     ========    ====      ===       ===

--------
(1) Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3) Includes current post-disposition recoveries on receivables previously charged off.

                          CONSUMER FINANCE CORPORATION
                             DELINQUENCY EXPERIENCE

                                                 AS OF              AS OF
                                           DECEMBER 31, 1995  DECEMBER 31, 1996
                                          ------------------- ------------------
                                          DOLLAR  PERCENTAGE  DOLLAR PERCENTAGE
                                          AMOUNT   OF TOTAL   AMOUNT  OF TOTAL
                                           (000)  RECEIVABLES (000)  RECEIVABLES
                                          ------- ----------- ------ -----------
Receivables Outstanding(1)............... $49,375              $
Delinquencies(2)(3):
30-59 Days............................... $ 2,528    5.12%     $            %
60-89 Days............................... $   609    1.23%     $            %
90 days or more.......................... $   871    1.76%     $            %
                                          -------    ----      ----      ---
Total Delinquencies...................... $ 4,008    8.11%     $            %
                                          =======    ====      ====      ===

--------
(1) Receivables Outstanding consists of all amounts due from obligors as posted to the related accounts.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Includes repossessions in inventory.

                          CONSUMER FINANCE CORPORATION
                                LOSS EXPERIENCE

                                FOR THE YEAR ENDED      FOR THE YEAR ENDED
                                 DECEMBER 31, 1995      DECEMBER 31, 1996
                                ------------------- --------------------------
                                        PERCENTAGE
                                DOLLAR  OF AVERAGE  DOLLAR    PERCENTAGE OF
                                AMOUNT  RECEIVABLES AMOUNT AVERAGE RECEIVABLES
                                 (000)  OUTSTANDING (000)      OUTSTANDING
                                ------- ----------- ------ -------------------
Average Receivables
 Outstanding(1)................ $21,383              $
Gross Charge-offs(2)........... $   144    0.67%     $                %
Recoveries(3).................. $     0    0.00%     $                %
Net Losses..................... $   144    0.67%     $                %

--------
(1) Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3) Includes current post-disposition recoveries on receivables previously charged off.

LITIGATION

  The Seller is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

                                THE CERTIFICATES

  The Certificates will be issued pursuant to the Pooling Agreement to be entered into by the Servicer, the Seller and the Trustee. The Trustee will provide a copy of the Pooling Agreement to Certificateholders without charge on
written request addressed to its Corporate Trust Department at     Att:
Structured Finance/Chevy Chase 1997-1.

  The following summary describes certain terms of the Pooling Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling Agreement. Wherever provisions of the Pooling Agreement are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

  The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by physical certificates registered in the name of Cede as nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust except in the event that Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references to distributions, notices, reports, and statements to Certificateholders shall refer to distributions, notices, reports, and statements to DTC. See "-- Book-Entry Registration" and "--
 Definitive Certificates."

  In general, it is intended that Certificateholders receive, on each Distribution Date, an amount of principal equal to the decrease in the Pool Balance from the beginning to the end of the related Collection Period, plus interest at one-twelfth of the Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date. See "-- Flow of Funds." Principal and interest to be distributed to Certificateholders may be provided by payments made by or on behalf of Obligors, the payment of Purchase Amounts by the Seller or the Servicer, amounts, if any, from the Reserve Account and the Yield Maintenance Account, proceeds from physical damage insurance, Liquidation Proceeds (net of certain Servicer expenses) upon the repossession and sale of Vehicles or Recoveries (net of certain Servicer expenses) after the repossession and sale of Vehicles and any Insured Payments remitted by the Certificate Insurer under the Certificate Insurance Policy. See "The Certificate Insurance Policy."

  Distribution of principal and interest on the Certificates with respect to each Collection Period will be made on the Distribution Date immediately
succeeding such Collection Period, commencing on    , 1997. Each Collection
Period will be one calendar month.

BOOK-ENTRY REGISTRATION

  The Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Beneficial Owners may elect to hold their Certificates through DTC (in the United States), or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Chemical Bank, New York will act as depositary for Euroclear (in such capacities, individually, the "Relevant Depositary" and collectively the "European Depositaries"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be the Certificateholders as that term is used in the Pooling Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

  A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, and on the records of CEDEL or Euroclear, as appropriate).

  Beneficial Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

  Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

  Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding" herein and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this Prospectus.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organization ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). In general, Beneficial Owners will be subject to the Rules, as in effect from time to time.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guarantee Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

  Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

  Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

  DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to the Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee advises the Beneficial Owners in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of a Servicer Default, the Beneficial Owners representing at least a majority of the outstanding principal amount of such Certificates advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Beneficial Owners.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or the certificates representing the Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to the Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement ("Holders").

  Distributions of principal of, and interest on, Definitive Certificates will be made by the Trustee in accordance with the procedures set forth in the Pooling Agreement directly to Holders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

  Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CONVEYANCE OF RECEIVABLES

  On the Closing Date, the Seller will sell, transfer, assign, set over and otherwise convey to the Trustee, without recourse (except as expressly set forth in the Pooling Agreement), all of its right, title and interest in and to the Receivables, including its security interests in the Vehicles. CFC will convey the CFC Receivables to the Seller prior to such sale and assignment. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriters against payment to the Seller of the net purchase price of the sale of the Certificates.

  In the Pooling Agreement, the Seller will represent and warrant to the Trustee, among other things, that (i) the information provided with respect to Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to obtain physical damage and theft insurance in accordance with Seller's normal requirements; (iii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the Seller have been asserted or threatened (other than the interest of the Trustee); (iv) on the Closing Date, each of the Receivables is or will be secured by a first priority perfected security interest in the Vehicle in favor of the applicable Lender; and (v) each Receivable, at the time it was originated, complied, and on the Closing Date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws. The only recourse the Trustee and the Certificateholders will have against the Seller for breach or failure to be true of any of the representations and warranties contained in the Pooling Agreement with respect to a Receivable will be to require the Seller to repurchase the Receivable. See "-- Mandatory Repurchase of Receivables."

  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through sub-servicers, on behalf of the Trustee for the benefit of Certificateholders and the Certificate Insurer. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the subservicers. However, Uniform Commercial Code (the "UCC") financing statements reflecting the sale and assignment of the Receivables by the Seller to the Trustee will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. See "Formation of the Trust" and "Certain Legal Aspects of the Receivables." Pursuant to the terms of the Pooling Agreement, the Servicer will be required to file continuation statements relating to such UCC financing statements in order to maintain the perfected security interest of the Trust in the Receivables. The Servicer may designate CFC to act as Custodian with respect to Receivables Files relating to the CFC Receivables.

SERVICING PROCEDURES

  The Receivables will be serviced by the Servicer pursuant to the Pooling Agreement. The Servicer may designate CFC to act as sub-servicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. The Pooling Agreement requires that servicing of the Receivables by the Servicer shall generally be carried out in the same manner in which it services receivables and vehicles held for its own account. In performing its duties thereunder, the

Servicer will act on behalf and for the benefit of the Trustee and the Holders and the Certificate Insurer, subject at all times to the provisions of the Pooling Agreement, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor.

  CFC's collection procedures differ in certain respects from those employed by the Bank. On an obligor's fifth day of delinquency, CFC sends a late payment notice and begins the collection process, while the Bank initiates these steps on the obligor's tenth day of delinquency. CFC's collections department is currently staffed to have approximately one collector for every 1,400 loans outstanding, compared to the Bank's ratio of approximately one collector for every 4,000 loans outstanding. In general, both the Bank and CFC initiate the repossession process by the 45th day of delinquency.

  The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders and the Certificate Insurer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Receivables and any Insurance Policies and for enforcing any security interest in any of the Vehicles, all as set forth in the Pooling Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and the Certificate Insurer, with respect to distributions, providing appropriate federal income tax information for use in providing information to Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Seller in the Vehicles.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  For its servicing of the Receivables, the Servicer will be entitled to retain from collections on the Receivables a Servicing Fee equal to one-twelfth of the product of (i) % and (ii) the Pool Balance of all Receivables as of the first day of the immediately preceding Collection Period. A portion of such Servicing Fee may be paid over by the Servicer to CFC with respect to its sub-servicing of the CFC Receivables.

  All costs of servicing each Receivable in the manner required by the Pooling Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Receivable or the Vehicles subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Receivable or Vehicle.

MANDATORY REPURCHASE OF RECEIVABLES

  In the event of a breach or failure to be true of any representation or warranty with respect to the Receivables described in "-- Conveyance of Receivables," which breach or failure materially and adversely affects a Receivable or the interests of the Trust, the Certificateholders or the Certificate Insurer in such Receivable, the Seller, unless such breach or failure has been cured by the last day of the Collection Period following the Collection Period during which the Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, will be required to repurchase, as of such day (or, at Seller's option, as of the last day of the month in which such breach was discovered), the Receivable from the Trustee for the Purchase Amount. The Purchase Amount is payable on the Determination Date in such subsequent Collection Period. The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee against the Seller for any such uncured breach or failure.

  The "Purchase Amount" of any Receivable means, with respect to any Distribution Date an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the last day of the preceding Collection Period and (b) the amount of accrued interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the Determination Date immediately preceding such Distribution Date, and after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

ACCOUNTS

  On the Closing Date, the Trustee will establish the Collection Account, into which all payments (other than amounts representing the Servicing Fee and other amounts payable to the Servicer as additional servicing compensation) made on or with respect to the Receivables will be deposited, and the Certificate Account, from which all distributions with respect to the Receivables and the Certificates will be made. The Seller will establish the Reserve Account and the Yield Maintenance Account with the Trustee. The Collection Account, the Certificate Account, the Reserve Account and the Yield Maintenance Account are collectively referred to as the "Accounts." Each Account will be established in the name of the Trustee on behalf of the Trust, the Certificateholders and the Certificate Insurer. The Reserve Account and the Yield Maintenance Account will not be assets of the Trust, although such accounts will be pledged to the Trust. Any net investment earnings on the Yield Maintenance Account will be released to the Seller on each Distribution Date.

  On each Distribution Date, as described under "Flow of Funds," certain amounts are required to be deposited in the Reserve Account. No later than the Claim Date, amounts, if any, on deposit in the Reserve Account will be deposited in the Certificate Account to the extent that Required Payments for the following Distribution Date exceed Available Funds. Amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Balance will be released to the Seller. The Certificate Insurer may, at its option and without notice to, or the consent of, the Certificateholders, reduce the Specified Reserve Balance.

  Each Account will be maintained at all times in an Eligible Deposit Account. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank) and whose deposits are insured by the FDIC, provided that such institution must have a net worth in excess of $50,000,000 and must have a rating of Baa3 or higher from Moody's and a rating of BBB- or higher from S&P with respect to long-term deposit obligations.

  "Eligible Bank" means any depository institution (which shall initially be the Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $50,000,000 and (b) has either (i) a rating of P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AA from S&P with respect to long-term unsecured debt obligations.

  Funds in the Accounts will be invested as provided in the Pooling Agreement in Eligible Investments at the direction of the Servicer. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Certificates and acceptable to the Certificate Insurer. Eligible Investments must mature not later than the Business Day before the date on which the funds invested in such Eligible Investments are required to be withdrawn from the Accounts. Any earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account will be deposited into the Collection Account and shall be available for distribution to the Certificateholders.

  The Servicer may deduct from amounts otherwise payable to the Collection Account with respect to a Collection Period an amount equal to amounts previously deposited by the Servicer into the Collection Account but later determined to have resulted from mistaken deposits.

INDEMNIFICATION

  The Pooling Agreement will provide that the Servicer will defend, indemnify and hold harmless the Trustee, the Trust, the Certificateholders, and the Certificate Insurer against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from the use, repossession or operation by the Servicer or any affiliate thereof of any Vehicles; provided, however, that the Servicer will have no obligation to indemnify any person or entity against any credit loss on any Receivable serviced by the Servicer in accordance with the requirements of the Pooling Agreement. The Servicer will also indemnify, defend and hold harmless the Trust, the Trustee and its officers, directors, employees and agents, and the Certificate Insurer from and against any loss, liability, expense, damage or injury, including any judgement, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arises out of, or is imposed upon such persons through, the willful misfeasance, bad faith or negligence of the Servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer under the Pooling Agreement. The Seller's obligations, as Servicer, to indemnify the Trust and the Certificateholders for acts or omissions of the Seller as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer.

FLOW OF FUNDS

  On or before the earlier of the eighth Business Day or the eleventh calendar day of each month (each, a "Determination Date"), the Servicer will (x) instruct the Trustee to withdraw from the Collection Account and deposit into the Certificate Account the amount deposited to the Collection Account with respect to the Receivables during or otherwise with respect to the related Collection Period, including Liquidation Proceeds, and (y) deliver to the Trustee, the Rating Agencies and the Certificate Insurer a certificate (the "Servicer's Certificate") setting forth the information needed to make payments and other distributions and transfers on the upcoming Distribution Date.

  If, in preparing the Servicer's Certificate, the Servicer determines that the Required Payments exceed Available Funds, the Servicer will calculate the Insufficiency Amount and notify the Trustee and the Certificate Insurer thereof. Pursuant to the Pooling Agreement, the Trustee will withdraw from the Reserve Account and deposit in the Certificate Account an amount equal to the lesser of (x) such Insufficiency Amount and (y) the amount then on deposit in the Reserve Account. Unless the Certificate Insurer has otherwise caused the remaining Insufficiency Amount (after any deposits from the Reserve Account)
to be deposited in the Certificate Account not later than 12:00 p.m.    time
on the Claim Date preceding any Distribution Date, the Trustee will deliver on such Claim Date a completed Notice of Nonpayment to the Certificate Insurer (with the Insufficiency Amount as of such Claim Date, the amount withdrawn from the Reserve Account, the amount of the Insured Payment, and any other data appropriately completed). The Certificate Insurer will then pay such Insured Payment as of such Claim Date as provided under the terms of the Certificate Insurance Policy.

  On each Distribution Date, the Trustee is required to pay the entire amount of money then on deposit in the Certificate Account, other than amounts deposited into the Certificate Account in error and Liquidation Proceeds from Receivables purchased by the Seller or the Servicer, as the case may be, in the following order of priority:

    (a) to itself, the Trustee fee;

    (b) to the Certificate Insurer, an amount equal to any premium owed to it for such Distribution Date;

    (c) to the Certificateholders, pro rata, the Monthly Interest, including any overdue Monthly Interest;

    (d) to the Certificateholders, pro rata, the Monthly Principal, including any overdue Monthly Principal;

    (e) to the Certificate Insurer, by wire transfer of immediately available funds to the account designated in writing by the Certificate Insurer, the Reimbursement Amount, if any, then owed to the Certificate Insurer;

    (f) to the Reserve Account, by wire transfer of immediately available funds, the lesser of (i) the difference, if any, between (x) the Specified Reserve Balance as of such Distribution Date and (y) the amount on deposit in the Reserve Account and (ii) the aggregate amount remaining in the Certificate Account;

    (g) to the Servicer, the Trustee and the Certificate Insurer, certain indemnification amounts to which they may be entitled; and

    (h) to the Seller, the aggregate amount remaining in the Certificate
  Account.

  As used in this Prospectus, the following terms have the following meanings:

  "Available Funds" means, with respect to a Distribution Date, for the related Determination Date, any and all amounts then held in the Collection Account and deposited thereto with respect to the Receivables during or otherwise with respect to the related Collection Period, together with amounts to be transferred from the Yield Maintenance Account to the Certificate Account with respect to such Distribution Date, less the amount described in clauses (a) and (b) above for such Distribution Date. "Available Funds" does not include amounts, if any, on deposit in the Reserve Account or any amounts paid by the Certificate Insurer under the Certificate Insurance Policy.

  "Claim Date" means, with respect to a Distribution Date, the third Business Day immediately preceding such Distribution Date.

  "Defaulted Receivable" means, with respect to any Distribution Date, a Receivable with respect to which the earlier of the following has occurred:
(i) the related Obligor is contractually delinquent for 180 days as of the end of the most recently completed Collection Period or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the scheduled payments is unlikely.

  "Insufficiency Amount" means, with respect to any Distribution Date, the excess, if any, of (x) the Required Payments over (y) Available Funds.

  "Late Payment Rate" means, for any Distribution Date, the "Prime Rate" of interest as published in The Wall Street Journal in New York, New York plus 2%. The Late Payment Rate shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

  "Liquidated Receivable" means a Defaulted Receivable with respect to which the Servicer has determined that eventual payment in full is unlikely or has repossessed and disposed of the related Vehicle.

  "Liquidation Proceeds" means, with respect to any Liquidated Receivable and Collection Period, the monies collected with respect to such Liquidated Receivable during such Collection Period from whatever source (other than claims under the Certificate Insurance Policy or withdrawals from the Reserve Account or the Yield Maintenance Account), net of the sum of (i) any amounts expended by the Servicer for the account of the Obligor and (ii) any amount required by law to be remitted to the Obligor.

  "Monthly Interest" for any Distribution Date will equal one-twelfth of the product of the Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date.

  "Monthly Principal" for any Distribution Date will equal the excess of (x) the aggregate unpaid principal balances of the Receivables on the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, the Original Certificate Principal Balance) over (y) the aggregate unpaid principal balances of the Receivables on the last day of the preceding Collection Period; provided, however, that Monthly Principal on the Final Scheduled Distribution Date will equal the Certificate Principal Balance on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable. In no event shall the Monthly Principal to be distributed exceed the Certificate Principal Balance.

  "Pool Balance" means, with respect to any date of determination, the aggregate outstanding principal balance of all the Receivables as of the close of business on such date.

  "Purchased Receivable" means, with respect to a Distribution Date, a Receivable purchased by the Seller or the Servicer on or prior to the Determination Date immediately preceding such Distribution Date.

  "Recoveries" means all amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Receivable or to return the Vehicles, in each case as reduced by any out-of-pocket expenses reasonably incurred by the Servicer in enforcing such Receivable or in liquidating such Vehicles.

  "Reimbursement Amount" means, with respect to any Distribution Date, the aggregate of unreimbursed Insured Payments paid by the Certificate Insurer under the Certificate Insurance Policy as of such Distribution Date, plus the amount of any unpaid premium owed to the Certificate Insurer, plus accrued interest on each at the Late Payment Rate.

  "Required Payments" means, with respect to any Distribution Date, the sum of the Monthly Principal and Monthly Interest.

WITHHOLDING

  The Trustee is required to comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount with respect to the Certificates that the Trustee reasonably believes are applicable under the Code. Foreign Owners will be subject to U.S. income and withholding tax unless they provide certain certifications as described under "Certain Federal Income Tax Consequences -- Foreign Owners." The consent of neither the Certificateholders nor the Beneficial Owners will be required for such withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee is required to indicate the amount withheld in its monthly report to such Certificateholders. If any withholding or other tax is imposed by any jurisdiction, neither the Certificateholders nor the Owners have any right to receive additional interest or other amounts in consequence thereof.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement (a "Monthly Report"), based on information in the Servicer's Certificate, setting forth the following information for such Distribution Date:

    (a) the amount of the distribution allocable to principal, including any overdue principal;

    (b) the amount of the distribution allocable to interest, including any overdue interest;

    (c) the aggregate amount of fees and compensation received by the Servicer and the Trustee for the Collection Period;

    (d) the amount, if any, of Insured Payments with respect to such Distribution Date;

    (e) the amount, if any, withdrawn from the Reserve Account and the Yield Maintenance Account with respect to such Distribution Date;

    (f) the aggregate net losses on the Receivables for the related Collection Period;

    (g) the Pool Balance and the Pool Factor as of the end of the related Collection Period;

    (h) the aggregate principal balance of all Receivables which were delinquent 30 days or more as of the last day of the related Collection Period; and

    (i) the Certificate Principal Balance as of such Distribution Date (after giving effect to the distributions on such Distribution Date).

EVIDENCE AS TO COMPLIANCE

  The Pooling Agreement requires that on or before December 31 of each year, beginning December 31, 1998, the Servicer will deliver an officers' certificate to the Trustee and the Certificate Insurer stating (i) a review of the activities of the Servicer during the preceding 12-month period ended September 30 of such year (or such longer or shorter period since the date of this Agreement) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

  The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee, with a copy to the Rating Agencies and the Certificate Insurer and each holder of the Certificates, within 90 days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending September 30, 1998, a written statement to the effect that such firm has read the monthly Servicer's Certificates delivered pursuant to the Pooling Agreement with respect to each Collection Period during such one-year or (longer or shorter) period and reviewed the servicing of the Receivables by the Servicer and that such review (1) included tests relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Pooling Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

OTHER SERVICING PROCEDURES

  The Servicer will covenant in the Pooling Agreement that: (A) the Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated by the Pooling Agreement; (B) the Servicer will not impair in any material respect the rights of the Trustee or the Certificateholders in the Receivables, certain rights under agreements with Dealers related to breach of representations and warranties of Dealers with respect to the Receivables, or any physical damage or other insurance policy; and (C) the Servicer will not increase or decrease the amount of payments or the amount financed under a Receivable, or change the APR of a Receivable; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to retail installment sales contracts and installment loans serviced by it for its own account in accordance with its customary standards. However, if the cumulative extensions with respect to any Receivable shall cause the term of any such Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date, then the Servicer shall be obligated to purchase such Receivable as of the last day of the Collection Period following the Collection Period in which the extension was made (or, at the Servicer's election, as of the last day of the Collection Period or earlier under certain circumstances).

  In the event of a breach by the Servicer of any covenant described above that materially and adversely affects a Receivable or the interests of the Trust, the Certificateholders or the Certificate Insurer in such Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period following the Collection Period during which the Servicer became aware of, or received written notice of, such breach, will be required to purchase as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered) the Receivable from the Trustee for the Purchase Amount which shall be paid on the Determination Date in such subsequent Collection Period or earlier under certain circumstances. The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Pooling Agreement related thereto. Payment of the Purchase Amounts is not covered by the Certificate Insurance Policy.

  The Pooling Agreement will also require the Servicer to charge off a Receivable as a Defaulted Receivable in accordance with its customary standards and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the Pooling Agreement, to realize upon any Receivable. The Servicer may sell the Vehicle securing such Receivable at a judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such realization will be deposited into the Collection Account at the time and in the manner described above.

CERTAIN MATTERS REGARDING THE SERVICER

  The Pooling Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer acceptable to the Certificate Insurer has assumed such Servicer's servicing obligations and duties under the Pooling Agreement.

  The Pooling Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in the Pooling Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Pooling Agreement.

SERVICER DEFAULT

  Any of the following events will constitute a "Servicer Default" under the Pooling Agreement: (i) any failure by the Servicer to deliver to the Trustee on or before the Determination Date the Servicer's Certificate or to deliver to the Trustee for distribution to the Certificateholders any required payment, which failure continues unremedied for more than three Business Days after written notice from (x) the Trustee, the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance and the Certificate Insurer or (y) the Certificate Insurer is received by the Servicer; (ii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenant or agreement of the Servicer or the Seller, as the case may be, in the Pooling Agreement, which failure materially and adversely affects the rights of the Certificateholders and which continues unremedied for more than 30 days after the giving of written notice of such failure (x) to the Servicer or the Seller, as the case may be, by the Trustee and by the Certificate Insurer, (y) to the Servicer or the Seller, as the case may be, and to the Trustee by the Certificateholders evidencing not less than 25% of the Certificate Principal Balance and by the Certificate Insurer or (z) to the Servicer or the Seller, as the case may be, by the Certificate Insurer; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

REMOVAL OF THE SERVICER

  The Servicer can only be removed pursuant to a Servicer Default. If a Servicer Default shall have occurred and be continuing, (x) with the consent of the Certificate Insurer, either the Trustee or the Certificateholders evidencing not less than 51% of the Certificate Principal Balance or (y) the Certificate Insurer shall give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer under the Pooling Agreement. On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer of the Receivables under the Pooling Agreement. The Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer acceptable to the Certificate Insurer to act as successor to the outgoing Servicer under the Pooling Agreement.

WAIVER OF PAST DEFAULTS

  The Holders of Certificates evidencing at least 51% of the Certificate Principal Balance (with the consent of the Certificate Insurer), or the Certificate Insurer, may waive certain defaults by the Servicer in the performance of its obligations under the Pooling Agreement. No such waiver shall impair the Certificate Insurer's or the Certificateholders' rights with respect to subsequent defaults.

OPTIONAL TERMINATION

  The Pooling Agreement will provide that on any Distribution Date following the Record Date on which the Pool Balance is 5% or less of the Original Certificate Principal Balance, the Seller will have the option to acquire all rights, title and interest in all, but not less than all, Receivables held in the Trust, by paying into the Trust for retirement of the Certificates an amount equal to the aggregate Purchase Amounts for the Receivables, together with any Reimbursement Amounts then owed to the Certificate Insurer.

AMENDMENT

  The Pooling Agreement may be amended by agreement of the Trustee, the Seller and the Servicer at any time, without the consent of the Certificateholders but with the consent of the Certificate Insurer, to cure any ambiguity or defect, to correct or supplement any provisions therein, to correct any typographical error or to add any other provisions with respect to matters or questions arising thereunder, upon receipt of an opinion of counsel to the Trustee that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

  The Pooling Agreement may also be amended from time to time by the Trustee, the Seller and the Servicer with the consent of the Certificate Insurer and Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (b) reduce the aforesaid percentage of Certificateholders required to consent to any amendment, without unanimous consent of the Certificateholders.

  The Trustee is required under the Pooling Agreement to furnish
Certificateholders, the Certificate Insurer and the Rating Agencies with written notice of the substance of any such amendment to the Pooling Agreement promptly upon execution of such amendment.

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee will make no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by the Seller of any funds paid to the Seller in consideration of the sale of the Certificates. If no Servicing Default has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Pooling Agreement. However, upon receipt of the various resolutions, certificates, statement, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Pooling Agreement.

  No recourse is available based on any provision of the Pooling Agreement,
the Certificates or any Receivable or assignment thereof against    , in its
individual capacity, and    shall not have any personal obligation, liability
or duty whatsoever to any Certificateholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Property or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct. No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement, unless such Certificateholder previously received the consent of the Certificate Insurer and has given to the Trustee written notice of default and further, unless the holders of Certificates evidencing not less than 25% of the Certificate Principal Balance have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

  The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer, in which event the Servicer, with the consent of the Certificate Insurer, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling Agreement. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective without the written consent of the Certificate Insurer and until acceptance of the appointment by the successor Trustee.

  The Pooling Agreement provides that the Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall promptly sign and file such returns. In addition, the Pooling Agreement provides that in no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Certificateholders under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

  The Servicer will indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and the Certificate Insurer from and against any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or its officers, directors, employees or agents and arising out of or in connection with the acceptance or administration by the Trustee of the trust created pursuant to the Pooling Agreement, as applicable, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties under the Pooling Agreement.

                            THE CERTIFICATE INSURER


                               [TO BE PROVIDED]

                       THE CERTIFICATE INSURANCE POLICY

                               [TO BE PROVIDED]


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

  Retail installment sale contracts and installment loans such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Maryland, Virginia and North Carolina, the jurisdictions in which most of the Vehicles are located, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title and, in Virginia and North Carolina, by delivery of the certificate of title to the secured party. Each Receivable prohibits the sale or transfer of the Vehicle without the consent of the applicable Lender.

  Pursuant to the Pooling Agreement, the Seller will assign its security interests in the Vehicles to the Trustee. However, because of the administrative burden and expense, neither the Lender nor the Trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Vehicles. Also, the Bank, as Servicer, will continue to hold any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the Agreement. See "The Certificates -- Conveyance of Receivables."

  Under the laws of Virginia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles.

  Because the Trust is not identified as the secured party on the certificate of title, the security interest of the Trust in the vehicle could be defeated in certain circumstances. In the absence of fraud or forgery by the vehicle owner or the Bank or CFC or administrative error by state or local agencies or the Bank, the notation of the lien of the Bank (or of CFC with respect to the CFC Receivables) on the certificates should be sufficient to protect the Trust against the right of subsequent purchasers of a Vehicle or subsequent lenders who take a security interest in a Vehicle. If there are any Vehicles as to which the Bank or CFC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the Bank's warranties under the Pooling Agreement and would create an obligation of the Bank to repurchase the related Receivable unless the breach is cured. See "The Certificates -- Conveyance of Receivables."

  Under the laws of most states, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

  In the ordinary course of servicing receivables, the Bank takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, a majority of states require surrender of a certificate of title to issue a certificate of title in the name of the purchaser, in such states the Bank must surrender possession of the certificate of title, if it holds the certificate of title, and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Pooling Agreement, the Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Vehicles.

  Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle.

  The Seller will represent that, as of the Closing Date, each security interest in a Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Vehicle. However, liens for repairs or taxes, or the confiscation of a Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

  In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price below some requisite dollar amount. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

  Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

  The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

  Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action specified in the Pooling Agreement.

  Any loss relating to any such claim, to the extent not covered by a withdrawal from the Reserve Account or from a payment under the Certificate Insurance Policy could result in losses to the Certificateholders. If an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the Pooling Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach were cured.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal income tax consequences of the purchase, ownership and disposition of the Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who are Beneficial Owners of the Certificates holding the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code (the "Code"). Investors should consult their own tax advisers to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

TAX STATUS OF THE TRUST

  In the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to the Seller, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Beneficial

Owner will be treated as owning its pro rata percentage interest in the principal of, and interest (at the Pass-Through Rate) payable on, each Receivable.

TAXATION OF BENEFICIAL OWNERS

  Subject to the discussion below under the heading "Discount and Premium," each Beneficial Owner is required to include for federal income tax purposes its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables. Each Beneficial Owner is entitled to deduct its share of the amount used to pay expenses of the Trust to the extent described below. Any amounts received by a Certificateholder from the Reserve Account or the Yield Maintenance Account will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

  Each Beneficial Owner should report its share of the income of the Trust under its usual method of accounting. Accordingly, interest is includible in a Beneficial Owner's gross income when it accrues on the Receivables, or in the case of Beneficial Owners who are cash basis taxpayers, when received by the Servicer on behalf of the Beneficial Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Beneficial Owners in the following month, the amount of interest accruing to a Beneficial Owner during any calendar month will not equal the interest distributed in that month. Discount on a Receivable would be includible in income as described below.

  Each Beneficial Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Beneficial Owner is an individual, estate or trust, the deduction for such Beneficial Owner's share of such fees will be allowed only to the extent that all of such Beneficial Owner's miscellaneous itemized deductions, including such Beneficial Owner's share of such fees, exceed 2% of such Beneficial Owner's adjusted gross income.

DISCOUNT AND PREMIUM

  A Beneficial Owner that purchases a Certificate at a discount (i.e., for an amount less than its face amount) must include such discount in income over the life of the Certificates. Distinctions in the Code between original issue discount and market discount generally are not relevant in the case of the Certificates.

  The rate at which discount must be included in income depends on whether it is greater or less than a statutorily defined de minimis amount. Although not entirely certain, it would appear that the de minimis computation can be done for each Certificate overall and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as de minimis if it is less than 1/4 of one percent of the principal amount of the Certificate times the number of full years remaining to the maturity date of the Certificate. It is not clear whether the maturity date for this purpose is the final maturity date or the weighted average maturity date (and whether expected prepayments are taken into account).

  If the discount is de minimis (which should be the case for original purchasers of Certificates), it would appear that such discount is includible in income as principal payments are received on the Receivables and in proportion to such principal payments. Although not entirely clear, the income attributable to DE MINIMIS discount should be treated as capital gain.

  If the discount is more than a de minimis amount, such discount must be included in income as it accrues on the basis of the yield to maturity of the Certificate to the particular purchaser. It is not clear whether a prepayment assumption must be taken into account in computing this yield to maturity and how actual prepayments will affect accruals of discount. Unless the Certificates are originally issued with more than a de minimis amount of discount, the Trustee will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Certificates.

  In the event that a Receivable is treated as purchased at a premium (i.e., the purchase price thereof exceeds the portion of the remaining principal balance of the Receivables allocable to the Beneficial Owners), such premium will be amortizable by a Beneficial Owner as an offset to interest income (with a corresponding reduction in the Beneficial Owner's basis) under a constant yield method over the term of the Receivable if an election under
Section 171 of the Code is made (or was previously in effect) with respect to the Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired thereafter.

SALE OF A CERTIFICATE

  If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Beneficial Owner's adjusted basis in the Receivables and any other assets held by the Trust. Such gain or loss will be treated as capital gain or loss. A Beneficial Owner's adjusted basis will equal the Beneficial Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount by any offset previously allowed for accrued premium and by the amount of principal payments previously received.

  Except as provided in the discussion of backup withholding, a non-U.S. Person (other than a nonresident alien individual present in the United States for a total of 183 days or more during his or her taxable year) will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a Certificate.

FOREIGN OWNERS

  Interest attributable to Receivables which is received by a person that is not a U.S. Person (a "Foreign Owner") (other than a foreign bank and certain other persons) generally will not be subject to the normal 30% withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Foreign Owner is not engaged in a trade or business in the United States and that such Foreign Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "U.S. Person" and provide its name and address. The Foreign Owner must inform the Trustee (or the last intermediary in the chain between the Trustee and the Foreign Owner) of any change in the information in the certification within 30 days of such change. For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to federal income tax, regardless of the source of its income. Payments of interest on a Certificate that are effectively connected with the conduct of a trade or business in the United States by a Foreign Owner who is a non-U.S. Person, although exempt from the withholding tax, may be subject to graduated federal income tax as if such amounts were earned by a U.S. Person.

BACKUP WITHHOLDING

  Backup withholding of federal income tax at a rate of 31% may apply to payments made in respect of the Certificates, as well as payments of proceeds from the sale of Certificates, to Beneficial Owners that are not "exempt recipients" and that fail to provide certain identifying information (such as the taxpayer identification number of the Beneficial Owner) to the Trustee or its agent in the manner required. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates must be reported to the Service, unless the recipient is an exempt recipient or establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's federal income tax, provided that the required information is furnished to the Service. Furthermore, certain penalties may be imposed by the Service on a Beneficial Owner who is required to supply information but who does not do so in the proper manner.

  In addition, if a Certificate is sold before the stated maturity to (or through) a "broker," the broker may be required to withhold 31% of the entire sale price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person (and certain other conditions are met). Such a sale also must be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

STATE, LOCAL AND FOREIGN TAXATION

  The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state, local or foreign tax law. Investors should consult their own tax advisers regarding state, local and foreign tax consequences.

  THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit sharing, or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to ERISA or Section 4975 of the Code (collectively referred to as "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries, "parties in interest" and "disqualified persons."

  Unless a statutory, regulatory or administrative exemption is available, a violation of the prohibited transaction rules could occur if any Certificates were to be acquired by a Benefit Plan or with "plan assets" of any Benefit Plan, and if any of the Transferor, the Trustee, the Underwriters or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Seller, the Trustee and the Underwriter are likely to be "parties in interest" or "disqualified persons" with respect to many Benefit Plans.

  Pursuant to the Final Regulation issued by the U.S. Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan unless certain exceptions under the Final Regulation apply or an exemption is available. There can be no assurance that any of the exceptions provided in the Final Regulation will apply. If the underlying assets of the Trust or the Yield Maintenance Account were deemed to be plan assets by reason of the acquisition of Certificates by Benefit Plans, the Seller, the Servicer the Trustee and other persons who provide services with respect to the Trust might be subject to the fiduciary responsibility provisions of Title I of ERISA and the operations of the Trust including those operations related to the Yield Maintenance Account could result in prohibited transactions.

  The DOL has granted to each of CS First Boston,       and       an
administrative exemption (Prohibited Transactions Exemptions 89-90,    and
  ), (collectively, the "Exemption") which generally exempts from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1),

Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of motor vehicle installment obligations such as the Receivables and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Certificates, provided that certain conditions set forth in the Exemption are satisfied. The Seller believes that the Exemption will apply to the acquisition and holding of Certificates by Benefit Plans and that all conditions of the Exemption other than those within the control of the investors have been or will be met. The Exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

    (1) The acquisition of the Certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

    (3) The Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is one of the three highest general rating categories from either S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co.

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for their services. The sum of all payments made and retained by the Seller pursuant to the assignment of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Benefit Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

  If the general conditions of the Exemption are satisfied, the Exemption provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Benefit Plans in the initial issue of Certificates, the holding of Certificates by Benefit Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans. However, no exemption is provided from the restrictions of
Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Benefit Plan sponsored by (1) an Underwriter, (2) the Certificate Insurer, (3) the Issuer, (4) the Seller, (5) the Servicer, (6) the Trustee,
(7) any Obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance and (8) any affiliate or successor of a person described in
(1) to (7) above (the "Restricted Group").

  If the specific conditions of Section I.B. of the Exemption are also satisfied, the Exemption provides an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates to a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans and (3) the holding of Certificates by Benefit Plans. Among the specific conditions that must be satisfied is the condition that the Benefit Plan acquires no more than 25% of the Certificates and immediately after the acquisition of the Certificates no more than 25% of the assets of the Benefit Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the Cut-off Date, the Seller believes no Obligor with respect to Receivables included in the Trust constitutes more than % of the aggregate unamortized principal balance of the Trust.

  If the specific conditions of Section I.C. of the Exemption are also satisfied, the Exemption provides an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

  Section I.D of the Exemption provides an exemption from the restrictions imposed by Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Benefit Plan's ownership of Certificates.

  Assuming compliance with the otherwise applicable conditions of the Exemption, the Seller believes that the specific exemptions provided by
Section I.C. of the Exemption are also available with respect to transactions contemplated by the Yield Maintenance Payments, which transactions are provided for in the Pooling Agreement. Before purchasing a Certificate based on the Exemption, however, a fiduciary of a Benefit Plan should itself confirm
(1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in the Exemption would be satisfied.

  Prospective Benefit Plan investors in the Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                    RATINGS

  It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one of the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of Rating Agencies assigned to Certificates addresses the likelihood of the receipt by the Certificateholders of all distributions to which such Certificateholders are entitled. The ratings do not address the timely or ultimate payment of any withholding tax imposed. The ratings assigned to Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Certificateholders might suffer a lower than anticipated yield.

                                 UNDERWRITING

  Under the terms and subject to the conditions set forth in an Underwriting Agreement dated , 1997 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have agreed to purchase from the Seller the following respective principal amounts of the Certificates:

                                                                    PRINCIPAL
                                                                    AMOUNT OF
              UNDERWRITERS                                         CERTIFICATES
              ------------                                         ------------
   Credit Suisse First Boston Corporation.........................   $
                                                                     $
                                                                     $
                                                                     --------
     Total........................................................   $
                                                                     ========

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates, if any are purchased.

  The Seller has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of % of the principal amount per Certificate, and the Underwriters and such dealers may allow a discount of % of such principal amount per Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

  The Certificates are a new issue of securities with no established trading market. The Underwriters have advised the Seller that they intend to act as market makers for the Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Certificates.

  The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

  Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Series 1997-1 Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Series 1997-1 Certificates if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Series 1997-1 Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

  In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with Chevy Chase Bank, F.S.B. and its affiliates.

                         NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

  The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Seller prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Certificates are effected. Accordingly, any resale of the Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

  Each purchaser of a Certificate in Canada who receives a purchase confirmation will be deemed to represent to the Seller and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Certificate without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTIONS AND ENFORCEMENT

  The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

  All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

  A purchaser of a Certificate to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of the Certificates acquired on the same date and under the same prospectus exemption.

                               REPORT OF EXPERTS

                               [To be provided]

                                 LEGAL MATTERS

  Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller and the Underwriters by Shaw, Pittman, Potts & Trowbridge, Washington, D.C.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between a DTC Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on debt issued in registered form by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a corporation or bank that is a Non-U.S. Person, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Form 4224 may also be filed by the Certificate Owner's Agent.

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. Owners of Global Securities or, in the case of a Form 1001 or a Form 4224 filer, their agent, file by submitting the appropriate form to the person through whom they hold (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form

W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one taxable year of the Owner.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX OF DEFINED TERMS

Accounts...............................................................       26
APR....................................................................        6
Available Funds........................................................       28
Balloon Receivable.....................................................       13
Bank................................................................... 1, 3, 12
Bank Receivables.......................................................       12
Beneficial Owners......................................................        4
Benefit Plans..........................................................       40
Book-Entry Certificates................................................       20
Business Day...........................................................        4
Cede...................................................................        2
CEDEL..................................................................        4
CEDEL Participants.....................................................       21
Certificate Account....................................................        5
Certificate Insurance Policy...........................................     2, 6
Certificate Insurer....................................................        2
Certificate Principal Balance..........................................        4
Certificateholder......................................................        2
Certificates...........................................................     1, 3
CFC....................................................................    4, 12
CFC Receivables........................................................    4, 12
Citibank...............................................................       20
Claim Date.............................................................       27
Code...................................................................       36
Collection Account.....................................................        5
Collection Period......................................................        4
Commission.............................................................        2
Cooperative............................................................       22
Cut-Off Date...........................................................        1
Dealers................................................................       12
Defaulted Receivable...................................................       28
Definitive Certificates................................................       23
Determination Date.....................................................       27
Distribution Date......................................................        4
DOL....................................................................       40
DTC....................................................................        2
DTC Participants.......................................................       20
Eligible Bank..........................................................       26
Eligible Deposit Account...............................................       26
Eligible Investments...................................................       26
ERISA..................................................................        8
Euroclear..............................................................        4
Euroclear Operator.....................................................       22
Euroclear Participants.................................................       22
European Depositaries..................................................       21
Excess Interest........................................................        5
Exchange Act...........................................................        2
Exemption..............................................................       40
FDIC...................................................................       16

Final Scheduled Distribution Date...........................................   1
Financial Intermediary......................................................  20
FIRREA......................................................................  16
Fitch.......................................................................   8
Foreign Owner...............................................................  39
FTC Rule....................................................................  36
Global Securities...........................................................  46
Holders.....................................................................  23
Indirect DTC Participants...................................................  22
Initial Yield Maintenance Amount............................................   6
Insolvency Event............................................................  31
Insufficiency Amount........................................................  27
Insured Payment.............................................................   6
Issuer......................................................................   3
Late Payment Rate...........................................................  28
Lenders.....................................................................  13
Liquidated Receivable.......................................................  28
Liquidation Proceeds........................................................  28
Monthly Interest............................................................  28
Monthly Principal...........................................................  28
Monthly Report..............................................................  29
Moody's.....................................................................   8
Non-U.S. Person.............................................................  48
Obligor.....................................................................   4
Optional Termination........................................................   7
Original Certificate Principal Balance......................................   4
OTS.........................................................................  16
Participants................................................................  20
Pass-Through Rate...........................................................   4
Pool Balance................................................................  28
Pool Factor.................................................................  12
Pooling Agreement...........................................................   1
Purchase Amount.............................................................  25
Purchased Receivable........................................................  28
Rating Agencies.............................................................   8
Receivable File.............................................................  24
Receivables.................................................................   1
Record Date.................................................................   4
Recoveries..................................................................  29
Registration Statement......................................................   2
Reimbursement Amount........................................................  29
Relevant Depositary.........................................................  20
Required Payments...........................................................  29
Required Rate...............................................................   6
Reserve Account.............................................................   5
Reserve Initial Deposit.....................................................   5
Restricted Group............................................................  41
Rules.......................................................................  23
S&P.........................................................................   8
SAIF........................................................................  16
Securities Act..............................................................   2
Seller......................................................................   1

Service..................................................................      8
Servicer.................................................................      1
Servicer Default.........................................................     31
Servicer's Certificate...................................................     27
Servicing Fee............................................................      7
Servicing Fee Rate.......................................................      7
Specified Reserve Balance................................................      5
Terms and Conditions.....................................................     22
Trust....................................................................   1, 3
Trust Property...........................................................      3
Trustee..................................................................      1
U.S. Person.............................................................. 39, 49
UCC......................................................................     24
Underwriters.............................................................     43
Underwriting Agreement...................................................     43
Vehicles.................................................................      1
Yield Maintenance Payments...............................................      3
Yield Maintenance Amount.................................................      6

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK SINCE SUCH DATE OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by
 Reference.................................................................   2
Reports to the Certificateholders..........................................   2
Summary of Terms...........................................................   3
Special Considerations.....................................................   9
Formation of the Trust.....................................................  10
The Trust Property.........................................................  11
Use of Proceeds............................................................  11
Prepayment and Yield Considerations........................................  11
Pool Factor and Other Information..........................................  12
The Receivables Pool.......................................................  12
The Seller and the Servicer................................................  16
The Certificates...........................................................  19
The Certificate Insurer....................................................  33
The Certificate Insurance Policy...........................................  34
Certain Legal Aspects of the Receivables...................................  34
Certain Federal Income Tax Consequences....................................  37
ERISA Considerations.......................................................  40
Ratings....................................................................  42
Underwriting...............................................................  43
Notice to Canadian Residents...............................................  44
Report of Experts..........................................................  44
Legal Matters..............................................................  45
Annex I....................................................................  46

                                  -----------

UNTIL      , 1997 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               CHEVY CHASE AUTO
                           RECEIVABLES TRUST 1997-1

                                    $

                            % AUTO RECEIVABLES BACKED
                                 CERTIFICATES

                           CHEVY CHASE BANK, F.S.B.
                              SELLER AND SERVICER

                                  PROSPECTUS

                          CREDIT SUISSE FIRST BOSTON

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

   Registration Fee.................................................... $303.03
   Printing and Engraving.............................................. $   *
   Trustee's Fees...................................................... $   *
   Legal Fees and Expenses............................................. $   *
   Blue Sky Fees and Expenses.......................................... $   *
   Accountants' Fees and Expenses...................................... $   *
   Rating Agency Fees.................................................. $   *
   Miscellaneous Fees.................................................. $   *
                                                                        -------
     Total............................................................. $   *

--------
* To be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  12 C.F.R. 545.121 of the rules and regulations of the OTS prescribe the conditions under which indemnification may be obtained by a present or former director, officer or employee of the Bank against whom an action has been brought or is threatened, for any amount for which that person is liable under a judgment and for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person defending or settling such action.

  Subject to prior OTS review, the OTS rules and regulations require the Bank to indemnify the director, officer or employee if (a) a final judgment on the merits is in his favor, of (b) in the case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances, and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders.

  The officers and directors of the Bank are covered by directors' and officers' insurance insuring them against any liability they may incur in their capacities as such, subject to 12 C.F.R. 545.121 of the rules and regulations of the OTS.

  Pursuant to Section   of the Form of Underwriting Agreement, which is
attached as Exhibit 1.1 hereto, the Underwriters will agree to indemnify the Bank and its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Bank by the Underwriters that appears in the Registration Statement or the Prospectus.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

 EXHIBITS
 --------
   1.1    --Form of Underwriting Agreement.**
   4.1    --Form of Pooling Agreement (including form of Certificate).**
   4.2    --Form of Certificate Guaranty Insurance Policy.**
   5.1    --Opinion of Shaw, Pittman, Potts & Trowbridge, Special Counsel to
           the Bank, with respect to legality.**
   8.1    --Opinion of Shaw, Pittman, Potts & Trowbridge, Special Counsel to
           the Bank, with respect to tax matters.**

 EXHIBITS
 --------
          -- Consent of Shaw, Pittman, Potts & Trowbridge, (included in its
   23.1    opinion filed as Exhibit 5.1).**
          -- Consent of Shaw, Pittman, Potts & Trowbridge, (included in its
   23.2    opinion filed as Exhibit 8.1).**
   23.3   -- Consent of     .**
   24.1   -- Powers of Attorney (included on the signature pages).**

--------
** To be filed by amendment.
  (a) Financial Statements

  All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHEVY CHASE, STATE OF MARYLAND, ON FEBRUARY 13, 1997.

                                   CHEVY CHASE BANK, F.S.B.
                                   as Originator of the Trust and Registrant


                                   By:         /s/ B. Francis Saul II
                                      -----------------------------------------
                                                   B. FRANCIS SAUL II
                                                  CHAIRMAN OF THE BOARD
                                               (PRINCIPAL EXECUTIVE OFFICER)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Halpin, Jr. and Alexander R.M. Boyle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including posteffective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON FEBRUARY 13, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                              TITLE

      /s/ Alexander R.M. Boyle            Vice Chairman of the Board
-------------------------------------
          ALEXANDER R.M. BOYLE

                                          Director
-------------------------------------
        VINCENT C. BURKE, JR.

                                          Director
-------------------------------------
          DONALD G. CONRAD

        /s/ Gavin Malloy Farr             Director
-------------------------------------
            GAVIN MALLOY FARR

        /s/ Joel A. Friedman              Senior Vice President and Controller
-------------------------------------       (Principal Accounting Officer)
            JOEL A. FRIEDMAN

              SIGNATURE                         TITLE

                                          Director
-------------------------------------
        GILBERT M. GROSVENOR

     /s/ Stephen R. Halpin, Jr.           Executive Vice President
-------------------------------------      (Principal Financial
       STEPHEN R. HALPIN, JR.              Officer)

        /s/ Penne Percy Korth             Director
-------------------------------------
          PENNE PERCY KORTH

                                          Director
-------------------------------------
         LASALLE D. LEFFALL

       /s/ William F. McSweeny            Director
-------------------------------------
         WILLIAM F. MCSWEENY

      /s/ Garland P. Moore, Jr.           Director
-------------------------------------
        GARLAND P. MOORE, JR.

                                          Director
-------------------------------------
        GEORGE M. ROGERS, JR.

       /s/ B. Francis Saul II             Chairman of the Board
-------------------------------------      (Principal Executive
         B. FRANCIS SAUL II                Officer)

     /s/ Leonard L. Silverstein           Director
-------------------------------------
       LEONARD L. SILVERSTEIN